Exhibit (a)(1)(C)

ReWalk Robotics Ltd.

Notice of Election to Participate in the Exchange Offer

ReWalk Robotics Ltd. (“ReWalk”) is making an offer (the “Exchange Offer”) to exchange certain outstanding options (“Eligible Options”) to purchase ordinary shares, NIS 0.01 nominal (par) value, of ReWalk (“Ordinary Shares”), granted pursuant to the ReWalk Robotics Ltd. 2014 Incentive Compensation Plan (the “2014 Plan”), for new restricted share units (“New RSUs”), subject to the terms and conditions set forth in the “Offer to Exchange,” dated September 6, 2017 (the “Offer to Exchange”).

The unique serial number of each of your options is contained in the formal option agreement covering those options, and is also accessible through the Tamir Fishman employee website (accessible at: www.tamirfishman.com) via the eSOP hyperlink. You will be able to access the Tamir Fishman employee website using the username and password previously assigned to you; however, if you do not have a username or password, or if you need any other any technical assistance in order to gain access to the Tamir Fishman website, you should contact Ori Gon, by telephone at +972-4-6108124 or via e-mail at ori.gon@rewalk.com.

To validly surrender Eligible Options for exchange, you must complete, sign and deliver this Notice of Election according to the instructions set forth on this Notice of Election. The deadline for receipt of this Notice of Election is no later than 4:59 p.m., New York time (11:59 p.m., Israel Time), on October 4, 2017 (or such later date as may apply if the Exchange Offer is extended).

The latest dated Notice of Election properly completed, signed and delivered prior to 4:59 p.m., New York time (11:59 p.m., Israel Time), on October 4, 2017 (or such later date as may apply if the Exchange Offer is extended) will be binding over any previously delivered Notices of Election.

I hereby tender those of my Eligible Options specified below pursuant to the terms and conditions of the documents that make up the Exchange Offer, including the Offer to Exchange (collectively, the “Tender Offer Documents”). In doing so, I represent and acknowledge to ReWalk as follows:

•	The Eligible Options are tendered by me subject to the terms and conditions of the Tender Offer Documents, a copy of which I acknowledge having received and read, including, without limitation, Section 6 of the “Offer to Exchange,” which provides that ReWalk may terminate or amend the Exchange Offer and postpone its acceptance and cancellation of any and all Eligible Options tendered for exchange;

•	I am the registered holder of the Eligible Options hereby tendered, I have the full power and authority to tender my Eligible Options and my name and other information appearing on this Notice of Election are true and correct;

•	Neither ReWalk nor the Board of Directors is making any recommendation as to whether or not I should participate in the Exchange Offer. Participation in the Exchange Offer carries risks and there is no guarantee that I will ultimately receive greater value from the New RSUs if I elect to participate in the Exchange Offer than from my Eligible Options if I do not elect to participate. As a result, I must make my own decision regarding my participation in the Exchange Offer;

•	ReWalk’s acceptance for exchange of options tendered pursuant to the Exchange Offer will constitute a binding agreement between ReWalk and me, upon the terms and subject to the conditions of the Tender Offer Documents;

•	If my Eligible Options are accepted for exchange, I acknowledge that I will have no right, title or interest to such tendered Eligible Option(s) and any certificates, agreement or other documentation evidencing such option grant(s) shall be void and of no further effect;

•	If my Eligible Options are accepted for exchange, I acknowledge that the New RSU(s) I receive will be granted on the date after the Exchange Offer expires, will vest and expire in accordance with new vesting and expiration schedules as set forth in the Tender Offer Documents and will be issued under, and subject to, the terms and conditions of the 2014 Plan;

•	My participation in the Exchange Offer is completely voluntary and ReWalk has advised me to consult my own legal, financial and tax advisors in relation to any questions concerning the Exchange Offer including any personal tax implications or otherwise of participating in the Exchange Offer;

•	If I am an Israeli resident and my Eligible Options are accepted for exchange, I further acknowledge that the New RSU(s) I receive will be issued pursuant and subject to the terms and conditions of the Israel Tax Authority’s ruling (the “Ruling”), which the Company has requested of the Israel Tax Authority and will make available to me if and when issued by the Israel Tax Authority. I will abide by the Ruling when issued by the Israel Tax Authority and will not request to change or replace the Ruling; and

•	Participation in the Exchange Offer will not confer upon me the right to remain employed by ReWalk. Participation in the Exchange Offer will not alter or affect any terms or aspects of my employment relationship with ReWalk or any of its subsidiaries (other than to the extent that New RSUs replace Eligible Options). New RSUs will not create any contractual or other right to receive any other future equity or cash compensation, payments or benefits.

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*Please complete all of the following details and sign and date where indicated:

Grant Number	Grant Date	Number of Shares Underlying Option Grant (NOTE: must surrender entire grant. See “Offer to Exchange” for instructions.)	Exercise Price
	/ /		$
	/ /		$
	/ /		$
	/ /		$
	/ /		$
	/ /		$
	/ /		$
	/ /		$
	/ /		$

Given name:

Family name:

Country of residence:

	DD	MM	YYYY

Signature		Date

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INSTRUCTIONS

1.	To elect to exchange some or all of your Eligible Options pursuant to the Exchange Offer, you must properly complete, sign and date this Notice of Election and deliver it to the following contact: if you reside in the United States, Judy Kula, Director of Human Resources, at judy.kula@rewalk.com (the “Director of Human Resources”); and if you reside in Israel, Germany or the United Kingdom, Moran Perelman, International Controller of the Company, at moran.perelman@rewalk.com (the “International Controller”). Delivery of your properly completed and signed Notice of Election must be made by scanning and attaching it as an electronic file (in PDF or other readable format) to an e-mail sent to the relevant contact (such electronic delivery of this Notice of Election form, “Electronic Delivery”).

2.	If, and only if, you are unable to effect Electronic Delivery, you may deliver this properly completed and signed Notice of Election to the Director of Human Resources via mail or Federal Express (or similar delivery service) to the Company (“Non-Electronic Delivery”) at the following address:

If you reside in the United States

ReWalk Robotics Ltd.

c/o ReWalk Robotics Inc.

200 Donald Lynch Blvd.

Marlborough, Massachusetts 01752

Attention: Judy Kula, Director of Human Resources

If you reside in Israel, Germany or the United Kingdom

ReWalk Robotics Ltd.

3 Hatnufa Street, Floor 6

Yokneam Ilit, Israel

2069203

Attention: Moran Perelman, International Controller

3.	In order to be effective, the Director of Human Resources (if you reside in the United States) or the International Controller (if you reside in Israel, Germany or the United Kingdom) must receive your properly completed and signed Notice of Election, either via Electronic Delivery or Non-Electronic Delivery, before 4:59 p.m., New York time (11:59 p.m., Israel Time), on October 4, 2017 (or such later date as may apply if the Exchange Offer is extended).

4.	ReWalk intends to confirm receipt of this Notice of Election within four Israeli business days. If you have not received an e-mail confirmation within that time, we recommend that you confirm ReWalk’s receipt of this Notice of Election by e-mailing the Director of Human Resources at judy.kula@rewalk.com (if you reside in the United States) or the International Controller at moran.perelman@rewalk.com (if you reside in Israel, Germany or the United Kingdom).

5.	You should make a copy of this Notice of Election and retain it for your records.

6.	Please see the “Offer to Exchange,” dated September 6, 2017, for more details.

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